JOINT REPORTING AGREEMENT


        In consideration of the mutual covenants herein contained, each of the parties hereto represents to and agrees with the other party as follows:

        (a)     Such party is eligible to file a statement or statements on
Schedule 13D pertaining to the Common Stock, $.01 par value per share, of Lillian Vernon Corporation, to which this agreement is an exhibit, for filing of the information contained herein.

        (b) Such party is responsible for timely filing of such statement and any amendments thereto and for the completeness and accuracy of the information concerning such party contained herein, provided that no such party is responsible for the completeness or accuracy of the information concerning the other parties making the filing, unless such party knows or has reason to believe that such information is inaccurate.

        (c) Such party agrees that such statement is filed by and on behalf of each party and that any amendment thereto will be filed on behalf of each such party.

        This Joint Reporting Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

Dated:  June 13, 1995


                FS EQUITY PARTNERS III, L.P.,
                a Delaware limited partnership

                By:     FS Capital Partners, L.P.
                        Its:    General Partner

                        By:     FS Holdings, Inc.
                                Its:    General Partner


                                By:     /s/ William M. Wardlaw
                                        William M. Wardlaw
                                        Title: Vice President






                FS CAPITAL PARTNERS, L.P.,
                a California limited partnership

                By:     FS Holdings, Inc.
                        Its:    General Partner


                        By:     /s/ William M. Wardlaw
                                William M. Wardlaw
                                Title: Vice President



                FS HOLDINGS, INC.,
                a California corporation


                By:     /s/ William M. Wardlaw
                        William M. Wardlaw
                        Title: Vice President


                FS EQUITY PARTNERS INTERNATIONAL, L.P.,
                a Delaware limited partnership

                By:     FS&Co. International, L.P.
                        Its:    General Partner

                        By:     FS International Holdings Limited
                                Its:    General Partner


                                By:     /s/ William M. Wardlaw
                                        William M. Wardlaw
                                        Title: Vice President


                FS&CO. INTERNATIONAL, L.P.,
                a Cayman Islands exempted limited partnership

                By:     FS International Holdings Limited
                        Its:    General Partner


                        By:     /s/ William M. Wardlaw
                                William M. Wardlaw
                                Title: Vice President







                FS INTERNATIONAL HOLDINGS LIMITED,
                a Cayman Islands exempted company limited by shares


                By:     /s/ William M. Wardlaw
                        William M. Wardlaw
                        Title: Vice President


                VB INVESTMENT CORPORATION,
                a Delaware corporation


                By:     /s/ William M. Wardlaw
                        William M. Wardlaw
                        Title: Vice President







                        /s/ Ronald P. Spogli
                        Ronald P. Spogli



                        /s/ John M. Roth
                        John M. Roth